 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 25, 2018

  COMMAND CENTER, INC.

 (Exact name of registrant as specified in its charter)

Washington	000-53088	91-2079472
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3609 S. Wadsworth Blvd., Suite 250 Lakewood, CO	80235
(Address of principal executive offices)	(Zip Code)

(866) 464-5844
 (Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2018, Command Center, Inc. (the “Company”), and Ronald L. Junck, the Company’s Executive Vice President and General Counsel, entered into an Executive Severance Agreement and Release of Claims (the “Severance Agreement”), attached hereto as Exhibit 10.1, and a Consulting and Nondisclosure Agreement (the “Consulting Agreement”), attached hereto as Exhibit 10.2, each in connection with Mr. Junck’s retirement, which was effective May 25, 2018.

Under the terms of the Severance Agreement, the Company will, among other things, pay Mr. Junck severance in the amount of $75,000 over the course of four months in regular installments, pay all accrued but unused vacation time, and his participation in the Company’s health insurance plans will continue through May 31, 2018. Under the terms of the Consulting Agreement, Mr. Junck will provide consulting services to the Company commencing June 1, 2018, and continuing through July 31, 2018, for a $10,000 monthly fee.

The foregoing descriptions of the Severance Agreement and the Consulting Agreement are not complete and are qualified in their entirety by reference to the full text of the Severance Agreement and the Consulting Agreement, copies of which are filed herewith as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01
Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Executive Severance Agreement and Release of Claims between the Company and Ronald L. Junck, dated as of May 25, 2018.

10.2	Consulting and Nondisclosure Agreement between the Company and Ronald L. Junck, dated as of May 25, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Command Center, Inc.
(Registrant)

Date: June 1, 2018	/s/ Brendan Simaytis
Name: Brendan Simaytis
Title: Secretary

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